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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
quepasa.com, inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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quepasa.com, inc.
7904 E. Chaparral Rd, Suite A110
PMB 160
Scottsdale, Arizona 85250
(480) 949-3749

            , 2002

Dear Stockholder:

        As you may know, beginning in May 2000, our board of directors, with the assistance of our investment banking firm, Friedman, Billings, Ramsey & Co., conducted a lengthy and aggressive campaign to find a buyer of quepasa or another strategic transaction. quepasa or Friedman, Billings held discussions with more than 75 companies over a 15 month period. In August 2001, we signed a merger agreement with Great Western Land and Recreation, Inc. We subsequently terminated the merger agreement with Great Western in February 2002 due to a material breach of the merger agreement by Great Western.

        I am pleased to announce that two of quepasa's founders, Jeffrey Peterson and Michael Silberman, have agreed to return to the company. The current members of our board of directors have chosen not to stand for re-election at the 2002 Annual Meeting of Stockholders and unanimously support the candidacy of Messrs. Peterson and Silberman and three other director nominees contained in this proxy statement.

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of quepasa.com, inc. which will be held on                        , 2002 at [            ] a.m. (local time), at [                        ].

        At this meeting, you will be asked to vote, in person or by proxy, on the following matters:

        1.    The election of five directors, each to serve on the board of directors for a one-year term; and

        2.    Any other business that may properly come before the meeting or any adjournments thereof.

        The official Notice of Annual Meeting, Proxy Statement and Proxy Card are included with this letter. The matters listed in the Notice of Annual Meeting are described in detail in the accompanying Proxy Statement.

        Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Accordingly, you are urged to complete, sign and mail the enclosed Proxy Card as soon as possible.

                      Sincerely,

                      /s/ ROBERT J. TAYLOR
                      Robert J. Taylor
                       President

quepasa.com, inc.
7904 E. Chaparral Rd, Suite A110
PMB 160
Scottsdale, Arizona 85250
(480) 949-3749

Notice of 2002 Annual Meeting of Stockholders
to be held on                        , 2002

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of quepasa.com, inc. will be held on                        , 2002 at     a.m. (local time), at [                        ], and any postponements and adjournments thereof, to consider and act upon the following proposals:

  1.
  To elect five directors, each to serve on the board of directors for a one-year term; and

  2.
  To transact such other business that may properly come before the annual meeting or any adjournments thereof.

        The board of directors has fixed the close of business on                        , 2002 as the record date for the 2002 annual meeting. Only stockholders of record at the close of business on the record date will be entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available at our offices during ordinary business hours for a period of ten days before the annual meeting and will be open to the examination of any stockholder for any purpose germane to the meeting. All stockholders are cordially invited to attend the annual meeting.

                      By Order of the Board of Directors,

                      /s/ Robert J. Taylor
                      Robert J. Taylor
                      President

Phoenix, Arizona
                        , 2002

It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed Proxy Card in the enclosed envelope, which requires no postage if mailed in the United States. You may, if you wish, revoke your proxy at any time prior to the time it is voted at the annual meeting.

quepasa.com, inc.
7904 E. Chaparral Rd, Suite A110
PMB 160
Scottsdale, Arizona 85250
(480) 949-3749

Proxy Statement
Annual Meeting of Stockholders
            , 2002

         This Proxy Statement contains information related to the 2002 Annual Meeting of Stockholders of quepasa.com, inc. to be held on                        , 2002, beginning at [            ] a.m. (local time), at [                        ], and at any postponements or adjournments thereof.

About the Annual Meeting

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting. In addition, management will report on our performance during fiscal 2001 and respond to questions from stockholders.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date,                         , 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [            ] a.m. (local time) and the meeting will begin at [            ] a.m. (local time). Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Many of you hold your shares in "street name," that is, through a broker or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date to check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 17,163,291 shares of our common stock were outstanding and entitled to vote at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying Proxy Card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy Card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

        The board of directors recommends a vote for the election of the nominated slate of directors.

        The board's recommendation is also set forth together with the description of each item in this Proxy Statement. Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the board of directors.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What happens if the nominated slate of directors is not elected?

        In the event the nominated slate of directors is not elected to our board of directors, our current directors will remain on our board and may propose to liquidate the company.

What vote is required to approve each item?

        For each item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for approval. A properly executed proxy marked:

  •
  "WITHHOLD AUTHORITY" with respect to the election of one or more directors; or

  •
  "ABSTAIN" with respect to any other matters.

will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted for the election of the nominated slate of five directors and for any other business as may properly come before the annual meeting or any adjournments thereof.

What are "broker non-votes" and how will they be counted?

        "Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your Proxy Card. If you fail to complete your Proxy Card:

  •
  your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; and

  •
  your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

        Broker non-votes will have the effect of a negative vote. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who will bear the cost of soliciting proxies?

        We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

Background Information

History

        Our initial public offering closed in June 1999. Our business plan at that time required substantial additional capital. In early 2000, when investment into the capital markets and the Internet sector in particular were beginning to decline sharply, our board of directors directed our management to begin reducing spending in order to ensure our longevity. We believe that we were one of the first Internet sector companies to proactively cut expenses at this early stage of market decline. As a result of this directive, in March 2000 our management proposed a revised budget for the year 2000 that reduced operating expenses by approximately 45%. Our board also directed management to evaluate all strategic alternatives available to bring the highest value to the stockholders. Management developed a plan for employee layoffs in stages, and in May 2000, one-third of quepasa's 101 employees (already reduced from 110 earlier in 2000) were terminated. From May 2000 through December 2000 we continued to reduce cash operating expenses.

        In May 2000, our board of directors announced the engagement of Friedman, Billings, Ramsey & Co., an investment banking firm, to assist us in developing strategic alternatives to maximize stockholder value. Following the announcement and during the remainder of 2000 and the first six months of 2001, in order to conserve cash, we terminated most of our strategic relationships with our third party content and service providers, significantly reduced the products and content we provide, outsourced the hosting and administration of our quepasa.com and realestateespanol.com websites, suspended the operation of our credito.com and eTrato.com websites, reduced our work force to three employees and one contractor and sold substantially all of our furniture, fixtures and equipment, including our internal computer and server equipment.

        Friedman, Billings immediately began actively contacting companies about a merger or sale transaction. Friedman, Billings had discussions with over 75 companies during the period between May 2000 and August 2001. These companies ranged from very large, publicly-traded and non-publicly traded diversified companies to small, privately-held, start-up companies. Friedman, Billings contacted numerous technology companies, including large Internet service providers and content providers and companies that competed against quepasa in the Hispanic-focused Internet portal sector. Other large companies that were contacted included diversified media companies, print media companies, radio media companies, Spanish-speaking television companies and English-speaking television companies, entertainment companies, beverage companies, consumer products companies, fast food conglomerates, automobile manufacturers and their captive finance companies and domestic and international bank holding companies. Friedman, Billings contacted companies in the United States, South America, Europe and Asia.

Merger agreement with Great Western

        In February 2001, Great Western Land and Recreation, Inc., an Arizona-based privately-held real estate development company with holdings in Arizona, New Mexico and Texas, expressed interest in acquiring quepasa. On February 27, 2001, our board reviewed with management and Friedman, Billings all of the proposals that had been received. Other than Great Western, the companies interested in a combination with us were small or thinly-capitalized private companies that were operating at a loss and had limited opportunities to raise capital in the current market. After reviewing the proposals, on February 27, 2001, the board directed management to continue negotiations with Great Western, as this proposal was considerably more financially sound than the other interested parties. The parties agreed that the merger agreement would not be signed until Great Western completed an internal restructuring, an audit of its financial statements and independent appraisals of several of its properties.

        On August 6, 2001, we executed a merger agreement with Great Western and the following day publicly announced the agreement to merge. We immediately began to prepare proxy materials to solicit stockholder approval for the merger and submitted our proxy materials in preliminary form to the Securities and Exchange Commission for its review. Our proxy materials also requested that our stockholders authorize the board to liquidate the company in the event the merger was not approved by the stockholders or did not close.

        We amended and restated the merger agreement with Great Western on October 11, 2001 because the merger was taking longer than expected to close and, as a result, we were spending more money than we anticipated. In connection with the amendment to the merger agreement, quepasa loaned Great Western $500,000. The loan bears interest at the prime rate plus 1% and matures on the earlier of April 11, 2002 or the date the merger agreement is terminated and is secured by a pledge of limited liability company interests representing a 25% interest in an apartment project in Glendale, Arizona.

        On February 5, 2002, we announced that we terminated the merger agreement because we believe that Great Western materially breached the agreement. As a result of the termination of the merger agreement, quepasa's outstanding $500,000 loan to Great Western became immediately due and payable under the terms of the loan. We have not yet received repayment of the loan to Great Western. On February 6, 2002, Great Western notified us that it was terminating the merger agreement and on February 11, 2002, Great Western initiated a lawsuit against us in the Superior Court of Arizona. In its complaint, Great Western alleged, among other things, that we breached the merger agreement and, as a result, Great Western is entitled to receive from quepasa a $500,000 termination fee and compensatory damages. Great Western asserted that the $500,000 loan that we made to Great Western in October of 2001 should be deemed paid in full as payment of the termination fee.

Stockholder lawsuits

        On October 31, 2001, five of our stockholders, Mark Kucher, Michael Silberman, Gregory Steers, Nick Tintor and Bruce Randle commenced a legal proceeding against us seeking to compel us to hold a separate stockholder meeting to elect directors prior to the stockholder meeting at which the Great Western merger would be voted upon. On or about December 5, 2001, quepasa and the plaintiffs in this action stipulated that one meeting would be held to elect directors and vote upon the Great Western merger.

        Messrs. Kucher and Silberman commenced another legal proceeding on December 19, 2001 against us, each of our officers and directors and Great Western. This action alleged, among other things, that our board of directors had breached its fiduciary duties in connection with the Great Western merger.

        Messrs. Kucher and Silberman and Kevin Dieball filed preliminary proxy materials with the Securities and Exchange Commission on January 16, 2002 in order to solicit proxies of our stockholders for the purpose of voting against the proposed merger with Great Western and for their own slate of directors to our board.

        On February 13, 2002, we entered into a settlement of all litigation and potential litigation with the stockholder group that had commenced litigation against us, our officers and directors. The settlement provides for dismissal of all claims with prejudice and full releases of all parties for all claims, whether yet asserted or not. The settlement agreement states that through the date of our 2002 annual meeting, we do not expect to make any expenditures or distributions other than in the ordinary course of business and in connection with Robert Taylor's employment agreement, the Great Western merger agreement, the litigation settlement and the preparation and mailing of this proxy statement. The settlement also requires that we continue to indemnify all of our officers and directors to the fullest extent permitted by law. A copy of the Stipulation of Settlement and Notice Order related to the settlement has been filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on February 28, 2002.

        The settlement is subject to the approval of the Superior Court of Arizona, which has given its preliminary approval of the settlement. A final hearing to approve the settlement will be held shortly after our 2002 annual meeting. Any stockholder of quepasa may appear at the hearing and object to the proposed settlement. In order to object, the stockholder must submit his or her objection in writing and send it by first class mail post-marked no later than                        , 2002 to the following counsel for the parties:

  Eric S. Waxman
  Skadden Arps Slate Meagher & Flom, LLP
  300 South Grand Avenue, Suite 3400
  Los Angeles, California 90071
  (213) 687-5000

  Donald Bivens
  Meyer, Hendricks & Bivens, P.A.
  3003 North Central Avenue, Suite 1200
  Phoenix, Arizona 85012-2915
  (602) 604-2200

  Paul F. Eckstein
  Joseph E. Mais
  Brown & Bain, P.A.
  2901 North Central Avenue
  Phoenix, Arizona 85012
  (602) 351-8000

        An objecting stockholder will be notified of the date, time and place of the hearing, which will be held in Phoenix, Arizona. A stockholder who does not comply with these procedures will be deemed to have waived his or her objection to the proposed settlement.

Nomination of new directors

        Our board of directors met on two occasions with several members of the stockholder group that had opposed the proposed merger with Great Western, including our two founders, Jeffrey Peterson and Michael Silberman. At these meetings, Messrs. Peterson and Silberman presented their plans for quepasa if their director nominees were elected to our board. As a result, our board of directors decided not to stand for re-election and to withdraw the stockholder proposal to authorize our board to completely liquidate quepasa in the event the merger with Great Western was terminated and to distribute all remaining cash to our stockholders and dissolve quepasa at the discretion of the board. Instead, our board agreed to nominate Messrs. Peterson and Silberman and three other candidates to the board. Our board determined that nominating these individuals and withdrawing the liquidation proposal are in the best interests of our stockholders for the following reasons:

  •
  Other than Great Western, our lengthy and aggressive campaign to find a buyer or another strategic transaction with the assistance of our investment advisor was unsuccessful and the likelihood of finding another strategic transaction does not appear probable. In addition, the expenses associated with entering into a new strategic transaction would deplete much of our remaining cash;

  •
  Our founders and two of our director nominees, Messrs. Silberman and Peterson, have proposed a business plan that would operate quepasa on a limited budget with no new capital for at least one year;

  •
  Messrs. Silberman and Peterson raised in excess of $10 million of private capital for quepasa in 1998 and 1999 and have raised in excess of $1.0 million of private capital during the last year to finance the operation of Vayala Corporation, a company they founded in 2001. They believe that they can raise additional capital for quepasa through their potential access to capital, and may invest their own funds. Please see "Our business following the election of directors" below;

  •
  The expenses associated with a liquidation of the company coupled with the current financial condition of quepasa, taking into consideration the fact that we have extensively scaled back our business in an effort to reduce expenses and expended considerable sums in connection with the proposed merger with Great Western, make liquidation an unattractive alternative; and

  •
  The current unfavorable state of the capital markets with respect to the Internet sector, and online portal businesses in particular, does not afford us access to capital on affordable or otherwise reasonable terms to resume operation of our business.

Our business following the election of directors

        Messrs. Peterson and Silberman have told our board of directors that they plan to build quepasa as a Spanish language Internet portal focused on the international Hispanic market. They intend to rely on quepasa's established brand to penetrate national and international Hispanic markets. In addition, they plan to provide users with limited information and content centered around the Spanish language, email, a search engine, chat rooms and message boards. The website will no longer be accessible in English. The website is expected to feature a pay-for-placement advertising program in which consumers and businesses that search the Internet through the quepasa website will be introduced to advertisers who provide products, services and information. Messrs. Silberman and Peterson intend to contract with Vayala Corporation, a privately-held search and retrieval technology company of which Messrs. Silberman and Peterson are co-founders, directors and officers, to provide search results to quepasa's users. This relationship will be an arm's length transaction on terms no less favorable than those that could have been obtained from unaffiliated third parties. quepasa's website will enable advertisers to bid in an ongoing auction for priority placement in such search results. Priority placement means that the search results appear on the page ranked in descending order of bid price, with the highest bidder's listing appearing first. Each advertiser will pay quepasa the amount of its bid whenever a user clicks on the advertiser's listing in quepasa's search results. Advertisers will pay quepasa for each clickthrough, so advertisers bid only on keywords relevant to the products, services or information they offer. Because each advertiser chooses the bid amount and advertisement placement that is optimal for its business, Messrs. Silberman and Peterson believe that the pay-for-placement advertising program will provide advertisers with a cost-effective way to target Spanish language consumers and businesses.

        Messrs. Peterson and Silberman intend to develop, market and sell end-user networking applications for Spanish language users and offer domain name registration services for the international Spanish language community through our website. They believe that they can operate quepasa for at least one year with the company's current cash reserves. They intend to hire one or two employees to build, operate and maintain the website, to provide limited content and to manage the pay-for-placement advertising program. Thereafter, they may raise capital to finance quepasa's business through their relationships, along with those of the other board nominees and anticipated advisory board members, with venture capital and private equity investors. There are no current commitments to provide financing to quepasa and there is no assurance that such financing will be obtained.

        There is no assurance that Messrs. Silberman's and Peterson's plans for quepasa in the event their nominated slate of directors are elected to our board will be implemented and, if implemented, successful. We have never been profitable and have been unable to successfully execute our business plan following our initial public offering. Please read our "Risk Factors" beginning on page 22 of our 2001 Annual Report on Form 10-K, which is enclosed with this proxy statement.

Stock Ownership

        The following table sets forth certain information as of February 28, 2002 concerning stock ownership by all persons who hold of record or are known by us to hold beneficially of record 5% or more of the outstanding shares of our common stock, by our current directors and executive officers, by all current directors and executive officers as a group, by the director nominees and proposed executive officers and by all director nominees and proposed executive officers as a group.

        Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of common stock shown as owned by them, subject to community property laws, where applicable. The table also reflects all shares of common stock which each individual has the right to acquire within 60 days from February 28, 2002 upon exercise of stock options.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Outstanding(1)
Five Percent Stockholders:
Mark D. Kucher(2)	2,386,243	(6)	13.9%
Michael D. Silberman(10)	1,065,000	(6)(8)	6.2%
Ernest C. Garcia II(3)	927,471	(6)(7)	5.4%
Great Western Land and Recreation, Inc.(14)	890,000		5.2%
Current Directors and Executive Officers:(4)
Gary L. Trujillo(5)	986,111	(15)	5.4%
L. William Seidman(5)	174,167	(15)	1.0%
Jerry J. Colangelo(5)	91,792	(15)	*
Jose Maria Figueres(5)	89,917	(15)	*
Louis Olivas(5)	67,542	(15)	*
Robert J. Taylor	240,001	(16)	1.4%
All Current Directors and Executive Officers as a Group (6 persons)	1,649,530		8.8%
Director Nominees and Proposed Executive Officers:
Mark D. Kucher(2)	2,386,243	(6)	13.9%
Michael D. Silberman(10)	1,065,000	(6)(8)	6.2%
Jeffrey S. Peterson(11)	—	(6)(9)	—
Raymond Duch(12)	—		—
Brian Lu(13)	—		—
All Director Nominees and Proposed Executive Officers as a Group (5 persons)	3,451,243	(8)	20.1%

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days after February 28, 2002. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder. For purposes of this table, voting power is the power to vote or direct the voting of shares and investment power is the power to dispose or direct the disposition of shares.

(2)
The address for Mr. Kucher is 1410-700 West Georgia Street, Vancouver, British Columbia, Canada.

(3)
The address for Mr. Garcia is 2575 East Camelback Road, Suite 700, Phoenix, Arizona 85016.

(4)
The address for the current directors and executive officers is 7904 E. Chaparral Road, Suite A110, PMB 160, Scottsdale, Arizona 85250.

(5)
These directors are not standing for re-election at our 2002 annual meeting.

(6)
Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on February 21, 2002, Messrs. Silberman and Kucher and Kevin Dieball agreed on January 4, 2002 to vote all shares of our common stock held by them in uniformity with one another as to any issues that may come before the stockholders of quepasa and to consult with one another with respect to quepasa. In addition, Mr. Peterson agreed on February 21, 2002 to provide advice to Messrs. Silberman, Kucher, Dieball and Garcia, Verde Capital Partners, LLC and Verde Investments, Inc. with respect to the voting of their respective shares of our common stock. Mr. Dieball is the beneficial owner of 410,000 shares of our common stock.

(7)
Consists of 927,471 shares of our common stock held by Verde Capital Partners, LLC and Verde Investments, Inc. Mr. Garcia owns a majority interest in Verde Capital and Verde Investments.

(8)
Does not include 927,471 shares of our common stock beneficially owned by Mr. Garcia. (See note 7) Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on February 7, 2002, Mr. Garcia (for himself and Verde Capital, Verde Investments and Verde Reinsurance Company, Ltd.) entered into an Agreement and Release dated January 29, 2002 with Messrs. Silberman, Kucher, Dieball and Peterson whereby Mr. Garcia granted to Mr. Silberman or his designee a proxy to vote all shares of our common stock held by Mr. Garcia, Verde Capital, Verde Investments and Verde Reinsurance in connection with any matter that is to be voted on in this proxy statement.

(9)
Does not include 2,386,243 shares of our common stock beneficially owned by Mr. Kucher. On March 12, 2002, Messrs. Kucher and Peterson and Vayala Corporation entered into an agreement whereby all of Mr. Kucher's shares of our common stock were placed into a voting trust for a period of six months to be voted by Mr. Peterson on behalf of Vayala Corporation, a company founded by Mr. Peterson and for which Mr. Peterson serves as an officer and a director.

(10)
The address for Mr. Silberman is 5314 Round Meadow Road, Hidden Hills, California 91302.

(11)
The address for Mr. Peterson is c/o Vayala Corporation, 5150 N. 16th Street, #B-145, Phoenix, Arizona 85016.

(12)
The address for Mr. Duch is c/o Political Science Department, University of Houston, 4800 Calhoun, Houston, Texas 77204.

(13)
The address for Mr. Lu is c/o Vayala Corporation, 5150 N. 16th Street, #B-145, Phoenix, Arizona 85016.

(14)
Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on March 8, 2002, Great Western Land and Recreation, Inc., Amortibanc Investments, L.C., Geoffrey Tracy and Christopher Tracy have verbally agreed to vote all shares of our common stock held by them in uniformity as to any issues that may come before our stockholders. Great Western beneficially owns 340,000 shares, Amortibanc beneficially owns 500,000 shares, Geoffrey Tracy beneficially owns 25,000 shares and Christopher Tracy beneficially owns 25,000 shares of our common stock. The address for Great Western is 5155 N. Scottsdale Road, Suite 101, Scottsdale, Arizona 85250. The address for Amortibanc is 300 West Douglas, Suite 900, Wichita, Kansas 67202. The address for Geoffrey Tracy is 1632 30th Street NW, Washington, D.C. 20007. The address for Christopher Tracy is 88 Wood Pond Road, West Hartford, Connecticut 06107.

(15)
Each of Messrs. Seidman, Colangelo, Figueres and Olivas hold options to purchase 50,000 shares of our common stock and Mr. Trujillo holds options to purchase 100,000 shares of our common stock with an exercise price of $0.15 per share that will immediately vest and become exercisable (to the extent not already vested and exercisable) upon the election of the director nominees at our 2002 annual meeting.

(16)
Mr. Taylor hold options to purchase 350,000 shares of our common stock that will immediately vest and become exercisable (to the extent not already vested and exercisable) upon the earlier to occur of (a) March 29, 2002 and (b) the election of the director nominees at our 2002 annual meeting. Please see "Employment Contracts, Termination of Employment and Change of Control Arrangements."

Proposal 1

Election of Directors

        The board of directors currently consists of five directors. The term of each director expires at the annual meeting. The board of directors proposes that the five nominees described below, none of whom are currently serving as directors, be elected for a term of one year and until their successors are duly elected and qualified.

        Each of the nominees has consented to serve a one-year term. If any director should become unavailable to serve as a director, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

Directors Standing for Election

        The directors standing for election are:

        Michael D. Silberman, 46, has been chief financial officer of Vayala Corporation, a privately-held company focusing on search and retrieval technologies since June 2001. From July 1999 to June 2001, Mr. Silberman was a self-employed consultant. Mr. Silberman co-founded quepasa in May 1998 and was our chief operating officer, chief financial officer, operations coordinator and a director from May 1998 to July 1999. From September 1996 to May 1998, he was chief financial officer, secretary and a director of Retrospettiva, Inc. From May 1994 to September 1996 he was a financial advisor with Prudential Securities, Inc. From April 1992 to February 1994, Mr. Silberman was a portfolio manager for Private Investment Fund, a privately-held and managed investment fund. From September 1991 to April 1992, he was the founder and president of UMB Commercial Capital, a division of United Mercantile Bank of Pasadena, a federally chartered bank. From 1983 to 1991, Mr. Silberman served as executive vice president, vice president and an account executive of Allied Business Capital, a California-based commercial finance and factoring company. Mr. Silberman earned a B.A. in Economics from the University of California, Los Angeles (UCLA) and his MBA from the John E. Anderson Graduate School of Management (Anderson School) at the University of California, Los Angeles (UCLA).

        Jeffrey S. Peterson, 29, co-founded and has been the chairman and chief executive officer of Vayala Corporation, a privately-held company focusing on search and retrieval technologies since June 2001. From June 1999 to June 2001, Mr. Peterson managed his personal investments. Mr. Peterson co-founded quepasa and was our chairman and chief executive officer from May 1998 to June 1999 when he was appointed chief technology officer. He was also our chief technology officer from July 1997 until May 1998 and our president in June 1999 until Mr. Trujillo was appointed our president later in the month. From January 1997 to June 1997, Mr. Peterson served as co-owner of NetCentury, an Internet design firm he founded. Mr. Peterson is an experienced Modula, Java, and C++ programmer, who has been involved in the programming and operations of computers and digital communications for over 15 years. He has developed software applications for operating systems and digital platforms, beginning with Cp/M based systems in the early 1980s to Unix (Sun Solaris, BSD, Linux, Irix) and Windows NT. Mr. Peterson is bilingual in English and Spanish. Mr. Peterson has received national and international media attention for his accomplishments in the technology sector, currently serves on the board of directors of several privately-held technology related companies in both the United States and Latin America and serves as a technology consultant to the government of Mexico.

        Raymond Duch, 48, is currently a professor of Political Science at the University of Houston, where he has served since 1982. He founded and has served as president of RDA Global in Houston, Texas since 1985 and co-founded and has served as a director of Enternet Research Ltd. in Dublin, Ireland since 2001. Dr. Duch is the author of Privatizing the Economy, which analyzes the deregulation of the European telecommunications industry. He has published extensively in major scholarly journals including the American Political Science Review, the American Journal of Political Science, the British Journal of Political Science and the Thunderbird Business Review. Dr. Duch has provided consultancy expertise to a wide range of global information technology firms including AT&T, NTT, Lucent Technologies, Avaya Communications, The Washington Post, Le Groupe Videotron, CBS and the National Broadcasters Association. In addition, he has acted as a consultant for a number of governments including agencies of the United States, Canada and the European Union. Dr. Duch currently serves on the editorial board of the American Journal of Political Science and recently served as a member of the National Science Foundation review panel. Dr. Dutch received a B.A. from the University of Manitoba, Canada and a Ph.D. in Political Science from the University of Rochester.

        Mark D. Kucher, 42, is currently the managing director of Sovereign Trust Company, a position he has held since March 1998. Sovereign Trust Company is a private trust company offering investment management services. From September 1997 to March 1998, Mr. Kucher served as a director of Cobre Mining Company, a publicly-listed (Toronto Stock Exchange) copper mining company which was acquired by Phelps Dodge in 1998 for $105 million. From February 1995 to September 1997, Mr. Kucher served as chairman and chief executive officer of the predecessor company to Cobre, Aurex Resources. Mr. Kucher earned an M.B.A. from the University of Western Ontario in 1984 and a Bachelor of Commerce in Honors from the University of Manitoba.

        Brian Lu, 21, co-founded and has served as Vice President—Business Development of Vayala Corporation, a privately-held company focusing on search and retrieval technologies since June 2001. Mr. Lu has been a student at the University of California at Irvine, California since January 2001. Mr. Lu is the eldest son of Mr. Hong Liang Lu, a proposed member of our Advisory Board and the Chairman of UT Starcom, Inc. and SOFTBANK China Holdings, Ltd.

        Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of the five director nominees. The nominees must be elected by a majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting.

The board of directors recommends a vote
for the election of the nominated slate of directors.

Advisory Board

        The proposed directors intend to establish an Advisory Board to the board of directors following the annual meeting. The Advisory Board will advise the full board of directors with respect to issues the board of directors believes to be within the expertise of the members of the Advisory Board. The following potential member of the Advisory Board has been identified:

        Hong Liang Lu has been president and chief executive officer of UT Starcom, Inc., a publicly traded company (Nasdaq NMS: UTSI), since June 1991. UT Starcom is a leading provider of technology infrastructure hardware to Asian and Latin American markets. In 1996, UT Starcom received $30 million in private funding from SOFTBANK, one of Japan's largest venture capital institutions, known for funding successful startup companies such as Yahoo, E*TRADE and Nasdaq Japan, among many others. Mr. Lu also serves as Chairman of the Board of SOFTBANK CHINA Ltd, a venture capital fund. In 1999 UT Starcom raised $180 million in a public offering, and subsequently raised another $180 million in a secondary offering in July 2001, during the height of the tech downturn in the public securities markets. Masayoshi Son, Chairman of SOFTBANK Japan, also serves as Chairman of the board of directors of UT Starcom with Mr. Lu. Mr. Lu is a member of TIME Magazine's Cyber Elite and is an investor in Vayala Corporation, a privately-held company focusing on search and retrieval technologies.

        Following the annual meeting, if the proposed director nominees are elected to our board, the new board intends to identify and appoint additional qualified members to the Advisory Board.

Corporate Governance and Other Matters

        The board of directors conducts its business through meetings and through its committees.

How often did the board meet in 2001?

        During the year ended December 31, 2001, the board of directors held 17 meetings. During the fiscal year ended December 31, 2001, no director attended fewer than 75% of the total number of all meetings of the board of directors and any committee on which the director served.

What committees has the board established?

        The board of directors currently has four committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

        Audit Committee.    The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit our financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent accountants. The Audit Committee is comprised of three non-employee directors: Dr. Olivas and Messrs. Figueres and Seidman. The Audit Committee met once in 2001.

        Compensation Committee.    The Compensation Committee establishes the compensation of the chairman, chief executive officer and president, reviews and approves our compensation policy and administers our stock option and incentive plan. The current members of the Compensation Committee are Messrs. Colangelo and Seidman and Dr. Olivas. The Compensation Committee met twice in 2001.

        Executive Committee.    The Executive Committee shall have and may exercise the full power of the board of directors. The Executive Committee is comprised of Messrs. Seidman, Trujillo, Colangelo and Dr. Olivas. The Executive Committee did not meet in 2001.

        Nominating Committee.    The Nominating Committee reviews and nominates to the full board of directors candidates to stand for election as directors. The Nominating Committee is comprised of Dr. Olivas and Mr. Colangelo. The Nominating Committee met once in 2001.

Who are our current directors and executive officer?

        The following table sets forth information regarding our current executive officer and directors:

Name	Age	Office	Officer or Director Since
Gary L. Trujillo	41	Chairman and Director	1999
L. William Seidman	80	Director	1999
Jerry J. Colangelo	62	Director	1999
Louis Olivas	54	Director	1999
Jose Maria Figueres	45	Director	1999
Robert J. Taylor	32	President and Chief Financial Officer	1999

Executive Officer

        Robert J. Taylor, whose biography appears below, is our sole executive officer.

        Robert J. Taylor, 32, joined us in March 1999 as Vice President of Strategy and Operations and subsequently became Senior Vice President of Strategy and Operations in August 1999. He has served as our chief operating officer, chief financial officer and secretary since January 2000, November 2000 and April 2001, respectively. On October 15, 2001, Mr. Taylor became quepasa's president. From August 1997 to March 1999, he was a Senior Consultant for CSC Index, the management consulting division of Computer Sciences Corporation. During his tenure with CSC, Mr. Taylor focused his business consulting on large-scale change initiatives, strategy implementation, new business start-ups and organizational design for Fortune 500 organizations. From January 1992 to August 1995, Mr. Taylor held the positions of production supervisor and senior industrial engineer with Michelin Tire Corporation. Mr. Taylor received a B.S. degree in Industrial and Systems Engineering from Virginia Tech University, an M.B.A. degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Master of Engineering Management degree from the Robert R. McCormick School of Engineering at Northwestern University.

        Following the annual meeting, if the proposed director nominees are elected to our board, the new board intends to appoint Jeffrey Peterson to serve as our chairman, chief executive officer and president and Michael Silberman to serve as our chief financial officer and secretary. Messrs. Peterson's and Silberman's biographies are set forth above under "Directors Standing for Election."

Executive Compensation

Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our current president and our former chief executive officer for services rendered in all capacities to us and our subsidiaries for fiscal years ended December 31, 2001, 2000 and 1999.

	Annual Compensation									Long Term Compensation
Name and Principal Positions	Year	Salary		Bonus			Other Annual Compensation			Restricted Stock Awards			Securities Underlying Options	All Other Compensation
Gary L. Trujillo Chairman and former Chief Executive Officer and President	2001 2000 1999	$ $ $	215,531 247,500 126,783		— — —		$ $	— 83,538 52,500	(2) (3)	$	— — 837,500	(4)	100,000 — 950,000	$700,000 — —	(1)
Robert J. Taylor President and Chief Financial Officer	2001 2000 1999	$ $ $	175,000 175,000 97,154	$	— 50,000 —	(6)	$ $	26,065 — 10,500	(5) (7)		— — —		100,000 100,000 150,000	— — —

(1)
Represents severance in connection with the early termination of Mr. Trujillo's employment agreement.

(2)
Of this amount, $52,500 represents forgiveness of remaining 50% of a $100,000 loan to Mr. Trujillo plus interest upon the 12 month anniversary of Mr. Trujillo's employment (April 26, 2000), $19,038 represents vacation pay and $12,000 represents vehicle allowance.

(3)
This represents forgiveness of 50% of a $100,000 loan to Mr. Trujillo plus interest upon the six month anniversary of Mr. Trujillo's employment (October 26, 1999).

(4)
Mr. Trujillo's employment agreement included the grant of 100,000 shares of our common stock, 50,000 of which were issued by us and 50,000 of which were transferred by Jeffrey Peterson, our former chief executive officer. Mr. Trujillo has sold all of these shares.

(5)
Of this amount, $20,065 represents vacation pay and $6,000 represents vehicle allowance.

(6)
Mr. Taylor received a stay bonus of $50,000 in two equal payments of $25,000 on September 1, 2000 and December 1, 2000.

(7)
Represents forgiveness of 50% of a $20,000 loan to Mr. Taylor plus interest upon the six month anniversary of Mr. Taylor's employment (November 8, 1999).

Stock Option Grants in Fiscal Year 2001

        The following table contains information concerning the stock options granted to the persons named in the Summary Compensation Table above during the fiscal year ended December 31, 2001. All of the grants are governed by the terms and conditions of our stock option plan. No stock appreciation rights were granted during 2001.

Individual Stock Option Grants in 2001

							Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for the Option Term
	Number of Shares of Common Stock Underlying Options Granted
			Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price
					Grant Date	Expiration Date	5%	10%
Gary L. Trujillo	100,000	(2)	50.0%	$0.15	03/15/2001	03/14/2011	$9,433	$23,906
Robert J. Taylor	100,000	(1)	50.0%	$0.15	03/15/2001	03/14/2011	$9,433	$23,906

(1)
These options were granted under our stock option plan and vest ratably on each of the first three anniversaries from the date of grant. These options vest and are exercisable immediately upon the earliest to occur of (a) a sale of all or substantially all of our assets, (b) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 30% of our outstanding voting stock, (c) a liquidation of quepasa, (d) the termination of Mr. Taylor's employment without Cause (as defined in Mr. Taylor's employment agreement), (e) a majority of our board ceasing to consist of Continuing Directors (as defined in Mr. Taylor's employment agreement) or (f) March 29, 2002. In the event of (a), (b), (c), (d), (e) or (f) above, these options are exercisable for a period of ten years from the date of grant.

(2)
These options were granted under our stock option plan and vest ratably on a monthly basis over a three-year period from the date of grant. These options vest and are exercisable immediately upon (a) a sale of all or substantially all of our assets, (b) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 30% of our outstanding voting stock, (c) a liquidation of quepasa, or (d) a majority of our board ceasing to consist of directors who are currently members of the board or have not been appointed to the board to fill a vacancy. In the event of (a), (b), (c) or (d) above, these options are exercisable for a period of ten years from the date of grant.

Option Exercises and Fiscal Year-End Values

        The following table sets forth information with respect to the persons named in the Summary Compensation Table above concerning the exercise of options to purchase shares of our common stock during the fiscal year ended December 31, 2001, the number of securities underlying unexercised options and the value of unexercised in-the-money options held at year-end.

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary L. Trujillo	—	$—	975,000	75,000	$250	$750
Robert J. Taylor	—	$—	156,667	193,333	$0	$1,000

(1)
Represents the excess of the closing price of our common stock on the Pink Sheets on December 31, 2001 ($0.16) over the option exercise price ($0.15).

Employment Contracts, Termination of Employment and Change of Control Arrangements

        Mr. Taylor has an employment agreement with us that provides that Mr. Taylor is an at-will employee of quepasa with an annual base salary of $175,000. Mr. Taylor's employment terminates on the earlier to occur of the effective date of an event constituting a Significant Event (as defined below) or March 29, 2002. In the event Mr. Taylor's employment terminates on March 29, 2002, he will provide us with transition services as reasonably requested by our board until the earlier of 30 days following the effective date of a Significant Event (as defined below) or May 31, 2002. Mr. Taylor will not be compensated for the provision of transition services to us. Mr. Taylor received a $50,000 stay bonus, paid in two equal installments on September 1, 2000 and December 1, 2000. On March 9, 2002, Mr. Taylor's annual base salary will be reduced to $125,000. We must pay Mr. Taylor a bonus of $100,000 upon the earlier to occur of March 8, 2002 or immediately prior to the effective date of an event constituting a Significant Event (as defined below). All options held by Mr. Taylor will automatically and immediately vest and be exercisable as to all shares covered thereby upon the earliest to occur of (1) a Significant Event (as defined below), (2) the termination of Mr. Taylor's employment without Cause (as defined in Mr. Taylor's employment agreement), or (3) March 29, 2002. In the event of (1), (2) or (3) above, Mr. Taylor's options are exercisable for a period of ten years from the date of grant. "Significant Event" is defined in Mr. Taylor's employment agreement as (a) a sale of all or substantially all of our assets, (2) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 30% of our outstanding voting stock, (3) a liquidation of quepasa or (4) a majority of our board ceasing to consist of Continuing Directors (as defined in Mr. Taylor's employment agreement).

        On October 3, 2001, Mr. Trujillo agreed to terminate his employment agreement with us as of October 15, 2001. Mr. Trujillo remains Chairman and a director of quepasa.

        In March 2001, we commenced paying each non-employee director $500 for each meeting such member attends, either in person or by telephone. In addition, each non-employee director received an option to purchase 50,000 shares of our common stock under our stock option plan that vests ratably on each of the first three anniversaries from the grant date or immediately upon a change of control.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for the year ended December 31, 2001 were Jerry J. Colangelo, L. William Seidman and Dr. Louis Olivas.

        In June 1999, Jeffrey S. Peterson, our former chief executive officer and director, and Michael A. Hubert, a former officer and director, entered into a voting trust agreement which provides that until the earlier of June 24, 2004 or the sale of all shares subject to the voting trust, Messrs. Seidman and Trujillo, as voting trustees, shall vote all shares of our common stock covered by the agreement in the same proportion as those shares voted by our unaffiliated stockholders. All remaining shares subject to the voting trust agreement were sold by Mr. Peterson in 2001 (although the final 10,000 shares were not transferred until January 2002) and as a result the voting trust agreement was terminated in January 2002.

        In our opinion, the transactions described above were on terms no less favorable than those which could have been obtained from unaffiliated third parties.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the board of directors has prepared the following report on our policies with respect to the compensation of executive officers for 2001. The Compensation Committee consists of Jerry Colangelo, L. William Seidman and Dr. Louis Olivas. Decisions on compensation of our executive officers generally are made by the Compensation Committee. The Compensation Committee also administers our Amended and Restated 1998 Stock Option Plan.

What is our philosophy of executive officer compensation?

        Our executive compensation policies are designed to:

  •
  attract, motivate and retain experienced and qualified executives;

  •
  increase our overall performance;

  •
  increase stockholder value; and

  •
  enhance the performance of individual executives.

        We seek to pay competitive salaries based upon individual performance combined with our overall performance relative to corporate objectives, taking into account individual contributions and performance levels. The Compensation Committee believes that the level of base salaries should generally fall in the mid-range of executive compensation paid by comparable telecommunications and Internet service companies. In addition, it is our policy to grant stock options to executives upon commencement of their employment with us and periodically thereafter as appropriate in order to strengthen the alliance of interest between such executives and our stockholders.

        The following describes in more specific terms the elements of compensation that implement our executive compensation policies, with specific reference to compensation reported for 2001:

        Base Salaries. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries paid for similar positions at other companies which are deemed appropriate comparisons for compensation purposes.

        Annual salary adjustments are recommended by the chief executive officer after evaluating the previous year's performance and considering the new responsibilities of each executive officer. The members of the Compensation Committee perform the same review of the chief executive officer's performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by our strategic plan and attainment of specific individual objectives. The weight given to the various factors affecting an executive officer's base salary level is determined on a case-by-case basis.

        Stock Option Grants. Pursuant to our Amended and Restated 1998 Stock Option Plan, executive officers and other employees are eligible to receive compensation in the form of options to purchase shares of our common stock.

        The Compensation Committee grants stock options to our executive officers in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value, which in turn provide stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon commencement of their employment with us and periodically thereafter upon the attainment of certain performance goals established by the Compensation Committee. The options generally are granted at an exercise price equal to the market price of the common stock on the date of grant (or 110% of the market price in the case of an optionee beneficially owning more than 10% of the outstanding common stock). Options granted to executive officers generally vest over a period of three years following the date of grant. The option term is generally ten years. The greater the appreciation of the stock price in future periods, the greater the benefit to the holder of the options, thus providing an additional incentive to executive officers to create additional value for our stockholders. Management believes that stock options have been helpful in attracting and retaining skilled executive personnel.

        In determining grants of options for executive officers, the Compensation Committee has reviewed competitive data of long-term incentive practices at other companies that are deemed appropriate comparisons for compensation purposes.

        Chief Executive Officer Compensation. The executive compensation policy described above is followed in setting Mr. Trujillo's compensation. Mr. Trujillo generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation consists of an annual base salary and long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Trujillo's compensation is to be competitive with peer companies.

        Mr. Trujillo's compensation for the year ended December 31, 2001 consisted of a base salary of $272,250, however, because Mr. Trujillo's employment agreement was terminated as of October 15, 2001, Mr. Trujillo received a base salary of $215,531 in 2001. Mr. Trujillo's salary for 2001 was based on, among other factors, our performance and the compensation of chief executive officers of comparable companies, although his compensation was not targeted to any particular group of these companies.

        Compensation Deductibility Policy. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of our five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All three members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of

Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

                      Respectfully submitted,

                      Compensation Committee
                      Jerry J. Colangelo
                      L. William Seidman
                      Dr. Louis Olivas

Audit Committee Report

        The Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference therein.

        The members of the Audit Committee for the year ended December 31, 2001 were Dr. Louis Olivas, Jose Maria Figueres and L. William Seidman. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee has prepared the following report detailing its policies and responsibilities relating to the auditing of our financial statements.

        The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        Together with the independent auditors, KPMG LLP (who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles), the Audit Committee reviewed the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee's review included discussion with the independent auditor's of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed the independence of KPMG LLP from management and our company generally, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        The Audit Committee discussed with our internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      Respectfully submitted,

                      Audit Committee
                      Dr. Louis Olivas
                      Jose Maria Figueres
                      L. William Seidman

Independent Auditors

        Our independent auditors for the year ended December 31, 2001 were KPMG LLP, Phoenix, Arizona. On January 18, 2000, we replaced our former independent auditors, Deloitte & Touche, with KPMG LLP as our independent auditors. This decision was approved by our board of directors. Prior to their replacement, Deloitte & Touche had not completed their audit of any of our financial statements for any period. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During the past two fiscal years and the subsequent interim period preceding the date of the change in independent accountants, we had not consulted with KPMG LLP regarding (1) the application of accounting principles to a completed or proposed transaction or (2) the type of audit opinion that might be rendered on our financial statements.

        A representative of KPMG LLP is expected to be present at our 2002 annual meeting with an opportunity to make a statement if so desired and to answer appropriate questions.

        Because we are proposing a new slate of nominated directors to take office following our annual meeting, the new directors, if elected, will appoint independent auditors for 2002. Therefore, independent auditors have not been selected by our board of directors for 2002 and independent auditors are not being recommended to stockholders for election, approval or ratification for 2002.

        For 2001, we paid the following fees to KPMG LLP for services rendered:

Audit fees	$62,335
Financial information systems design and implementation	$—
All other fees	$218,784

Total	$281,119

        The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the auditors.

Stock Performance Graph

        The following indexed line graph indicates the total return to our stockholders from June 24, 1999, the date on which our common stock began trading on NASDAQ (at $12.00 per share), through December 31, 2001, as compared to the total return for The NASDAQ Stock Market (U.S.) Index, the Chase H&Q Internet Index and the Media General Financial Services Internet Information Providers Index. The calculations in the graph assume that $100 was invested on June 24, 1999, in our common stock and in each index and also assume dividend reinvestment.

Comparison of Cumulative Total Return Since June 24, 1999 among (a) quepasa.com, inc.,
(b) The NASDAQ Stock Market (U.S.) Index, (c) the Chase H&Q Internet Index and
(d) the Media General Financial Services Internet Information Providers Index
(EDGAR Representation of Data Points Used in Printed Graphic)(1)

quepasa.com, inc.		The NASDAQ Stock Market (U.S.) Index		Chase H&Q Internet Index			MGFS Internet Index
6/24/99	$100.00	6/24/99	$100.00	6/24/99		$100.00	6/24/99	$100.00
12/31/99	$105.73	12/31/99	$152.81	12/31/99		$198.98	12/31/99	$169.16
12/29/00	$1.04	12/29/00	$96.75	12/29/00		$76.56	12/29/00	$51.06
12/31/01	$1.33	12/31/01	$74.68	9/30/01	(2)	$34.63	12/31/01	$27.88

(1)
This chart was prepared by Media General Financial Services, a firm unaffiliated with quepasa.

(2)
The Chase H&Q Internet Index was not published after September 30, 2001. Accordingly, we have included the Media General Financial Services Index for the full period covered by the graph.

Certain Relationships and Related Transactions

        In April 1999, we issued 50,000 shares of our common stock to Garcia/LKS, which is partially owned by a former director of quepasa, Lionel Sosa, for advertising and marketing services valued at $634,000. In August 1999, we entered into a one-year agreement with Garcia/LKS with a monthly commitment of $150,000. Payment during the first five months of the agreement included amortization of the prepaid amount from the issuance of common stock. This agreement was amended, reducing the monthly commitment to $50,000 for January 2000 and to $40,000 for February 2000 through September 2000. In October 2000, the monthly commitment was reduced to $20,000. We terminated the agreement in December 2000.

        In April 1999, we entered into a $1.5 million sponsorship agreement with the Arizona Diamondbacks, a major league baseball team. This agreement was extended for the 2000 baseball season. Jerry J. Colangelo, who became one of our directors in April 1999, is the chief executive officer and managing general partner of the Arizona Diamondbacks. This agreement was terminated prior to the 2001 baseball season.

        In June 1999, Jeffrey S. Peterson, our former chief executive officer and director, and Michael A. Hubert, a former officer and director, entered into a voting trust agreement which provides that until June 24, 2004, Messrs. Seidman and Trujillo shall vote all shares of quepasa common stock covered by the agreement in the same proportion as those shares voted by our unaffiliated stockholders. Previously, Mr. Hubert transferred all of his shares of quepasa common stock. Between August 2001 and January 2002, Mr. Peterson transferred all of his shares of our common stock. Accordingly, the voting trust agreement terminated in January 2002.

        As of December 31, 2000, we had forgivable loans due from former employees amounting to $12,569, all of which quepasa has since decided to write off due to new information obtained subsequent to December 31, 2000. These loans were granted as recruiting and retention incentives and were deemed 50% forgiven after six months and 100% forgiven after 12 months of employment.

        In March 2000, we acquired realestateespanol.com. At the time of this acquisition, realestateespanol was a party to an Internet Endorsement Agreement with NAHREP, pursuant to which, in exchange for NAHREP's endorsement of the realestateespanol.com website, realestateespanol was required to pay NAHREP an annual $50,000 fee over a ten-year term. Thereafter, in connection with the Internet Endorsement Agreement, in October 2000, realestateespanol.com, NAHREP, the National Council of La Raza and Freddie Mac entered into a Memorandum of Understanding (MOU) which, among other things, set forth the business relationship through which the parties agreed to implement a program to deliver the benefits of technology to mortgage origination for low and moderate income Hispanic and Latino borrowers. Contemporaneously, realestateespanol and NAHREP entered into an agreement which set forth the terms and conditions of their rights and obligations under the MOU.

        Under the MOU, among other things, (1) realestateespanol was required to (a) develop a web-based technology tool to be distributed to NCLR and NCLR affiliates and (b) donate 200 computers, at no charge, to NAHREP for distribution to NCLR and NCLR affiliates for promotional purposes, (2) Freddie Mac was required to provide an aggregate dollar amount of $250,000 as sponsorship fees to NAHREP and (3) NAHREP was required, in turn, to deliver the same to realestateespanol towards the initial development of the technology tool discussed above. In May 2001, all of the parties agreed to either terminate certain of the agreements or release realestateespanol from its duties and obligations thereunder. In exchange for such termination or release, as the case may be, realestateespanol (a) transferred ownership of, and exclusive rights to, the in-process technology tool to NAHREP, (b) granted NAHREP a non-exclusive license to operate and use the realestaeespanol.com website the content thereon and any related technology tools, (c) granted NAHREP an exclusive license to operate and use any related domain names, (d) permitted NAHREP to retain the full amount of the unpaid sponsorship fee to be paid by Freddie Mac to NAHREP for development of the technology tool and (e) permitted NAHREP to retain ownership of the previously donated computers. At the time realestateespanol and NAHREP entered into the original agreements, and thereafter agreed to the terms and conditions regarding its termination and release therefrom, Gary Acosta, an officer of both realestateespanol and quepasa, served as director of NAHREP. In addition, in June 2000, he became the chief executive officer of NAHREP.

        The carrying value of the website, approximately $27,000, was expensed in the second quarter of 2001. The $100,000 of sponsorship fees collected in 2000 was amortized over six months commencing October 1, 2000 with $50,000 of deferred revenue remaining as of December 31, 2000. The 200 computers remaining in inventory on December 31, 2000 were donated to NAHREP in 2001 and expensed in the first quarter of 2001.

        In our opinion, the transactions described above were on terms no less favorable than those which could have been obtained from unaffiliated third parties.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and greater than ten percent beneficial owners are required by the Security and Exchange Commission's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Stockholder Proposals for the Year 2003 Annual Meeting

        Any proposal or proposals intended to be presented by any stockholder at the 2003 Annual Meeting of Stockholders must be received by us no later than January 31, 2003 to be considered for inclusion in our Proxy Statement and Proxy Card relating to that meeting.

Other Business to be Transacted

        As of the date of this Proxy Statement, the board of directors knows of no other business that may come before the 2002 annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

Annual Report on Form 10-K

        Our 2001 Annual Report on Form 10-K (which is not part of our proxy solicitation material) is being mailed to our stockholders with this Proxy Statement.

                      By Order of the Board of Directors,

                      /s/ Robert J. Taylor
                      Robert J. Taylor
                       President

Phoenix, Arizona
            , 2002

QUEPASA.COM, INC.
PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS
                                                         , 2002
THIS PROXY CARD IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of quepasa.com, inc. hereby appoints Gary L. Trujillo and Robert J. Taylor, or either of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2002 Annual Meeting of Stockholders to be held on                                                         , 2002 at [              ] a.m. (local time) at [                                                                         ], upon the following matters and any other matters and any other matter as may properly come before the annual meeting or any adjournments thereof.

1. Election of the five nominees to serve on the board of directors (or if any nominee is not available for election, such substitute as the board of directors may designate), namely: Michael D. Silberman, Raymond Duch, Mark D. Kucher, Jeffrey S. Peterson and Brian Lu.

☐	FOR all nominees listed above (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR" above and write the name of the nominee or nominees as to which you wish to withhold authority in the space below.

2. Proposal to authorize the proxy holders to exercise their discretion in voting on all such other matters as may properly come before the annual meeting or any adjournments, postponements, rescheduling or continuations thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy Card, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

(Continued and to be dated and signed on reverse side.)

(continued from other side)

        The undersigned hereby acknowledges prior receipt of the Notice of Annual Meeting and Proxy Statement dated                                                 , 2002 and the 2001 Annual Report on Form 10-K, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to our secretary either a written revocation or proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

        If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.

Date:	, 2002

Signature of Stockholder or Authorized Representative
Signature of Stockholder or Authorized Representative (if held jointly)

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.

☐ I PLAN TO ATTEND THE                                                         , 2002 ANNUAL MEETING OF STOCKHOLDERS

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY CARD MAY SUBJECT US TO ADDITIONAL EXPENSE.

QuickLinks

quepasa.com, inc. 7904 E. Chaparral Rd, Suite A110 PMB 160 Scottsdale, Arizona 85250 (480) 949-3749
quepasa.com, inc. 7904 E. Chaparral Rd, Suite A110 PMB 160 Scottsdale, Arizona 85250 (480) 949-3749
quepasa.com, inc. 7904 E. Chaparral Rd, Suite A110 PMB 160 Scottsdale, Arizona 85250 (480) 949-3749
Proxy Statement Annual Meeting of Stockholders , 2002
About the Annual Meeting
Background Information
Stock Ownership
Proposal 1 Election of Directors
The board of directors recommends a vote for the election of the nominated slate of directors.
Corporate Governance and Other Matters
Executive Officer
Executive Compensation
Individual Stock Option Grants in 2001
Employment Contracts, Termination of Employment and Change of Control Arrangements
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Audit Committee Report
Independent Auditors
Stock Performance Graph
Comparison of Cumulative Total Return Since June 24, 1999 among (a) quepasa.com, inc., (b) The NASDAQ Stock Market (U.S.) Index, (c) the Chase H&Q Internet Index and (d) the Media General Financial Services Internet Information Providers Index (EDGAR Representation of Data Points Used in Printed Graphic)(1)
Certain Relationships and Related Transactions
Section 16 Beneficial Ownership Reporting Compliance
Stockholder Proposals for the Year 2003 Annual Meeting
Other Business to be Transacted
Annual Report on Form 10-K